EXHIBIT 23
                                                       ----------

                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-56915, Form S-3 No. 33-58220, Form S-8 No. 33-57687, Form S-8 No. 57695, and Form S-8 No. 33-68852)
of Atmos Energy Corporation and in the related Prospectuses of our report dated June 16, 1995, with respect to the financial statements and schedules of the Employee Stock Ownership Plan and Trust for Employees of Atmos Energy Corporation (as restated effective January 1, 1991) included in this Annual Report (Form 11-K) for the year ended December 31, 1994.





                              ERNST & YOUNG LLP

Dallas, Texas
June 27, 1995